As filed with the Securities and Exchange Commission on November 27, 2002
               Registration No. 333-
                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549


                                                       FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                    SKYFRAMES, INC.
                    (Name of small business issuer as specified in its charter)

                  Delaware                    4899                  33-0619264
          (State or Jurisdiction of     Primary SIC Code          (IRS Employer
       incorporation or organization)                    Identification No.)

        32432 Alipaz Street, Suite M                     Jehu Hand, President
    San Juan Capistrano, California 92675             24351 Pasto Road Suite B
      (949) 240-6617 or (949) 489-2400              Dana Point, California 92629
(Address, including zip code, and telephone number, including area code
                                            (949) 489-2400
of Registrant's principal executive offices)(Name, address, including zip code and telephone
                              number, including area code, of agent for service



         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]


                                            CALCULATION OF REGISTRATION FEE

                                                        -
                                                                          -
                                                                                              -
                                                                                                                   -
                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................    2,370,150                .01          $    23,701.50      $   100.00

Total..................................    2,370,150                             $    23,701.50      $   100.00 (2)




(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected initial public offering price of $.01 per share pursuant to Rule 457(a). The minimum fee of $100.00 is the common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
(2)    The minimum fee of $100.00 is paid with the initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                                  SKYFRAMES, INC.
                                         2,370,150 Shares of Common Stock


      The 2,370,150 shares of common stock, of Skyframes, Inc., a Delaware corporation ("Skyframes") are offered by the selling stockholders. See "Plan of Distribution." The expenses of the offering, estimated at $8,000, will be paid by Skyframes. Skyframes will not receive any proceeds from the sale of shares by the selling stockholders.

      There is currently no trading market for the common stock.

Initial Offering Price                           Sales Commissions                    Total to Selling Stockholders


Per share         $.01                                  (1)                             $.01

Total    $23,701.50                                     (1)                             $23,701.50




(1) Skyframes will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid.
         There is no minimum amount of securities which may be sold.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 3.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.















                                 The date of this  prospectus  is  November  __,
2002.

                                                PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus.

Skyframes

      Skyframes uses satellite technologies to provide data transmission (broadband) services including internet or intranet. Our primary business consists of diverse path connectivity for governmental offices or small business users who require backup data transmission capabilities during potential terrestial (telephone line) outages We can also provide telephone or broadbank access for customers in remote areas which lack adequate telephone infrastructure. We started operations in October 2002 and have no revenues or customers yet, but we expect to have customers by the end of calendar 2002.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them, except for Mr. Hand who will sell only 368,250 of the 3,203,250 shares beneficially owned by him.

Securities Offered:..............................       2,370,150 shares of common stock.

Offering Period:.................................       Until [12 months from effective date]

    Risk Factors.................................       The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot
                                                        afford the loss of their entire investment.  See "Risk
                                                        Factors."

Common Stock Outstanding(1) Before Offering:.....       10,920,150(1) shares

Common Stock Outstanding After Offering:.........       10,920,150(1) shares

(1)      Based on shares outstanding as of the date of this prospectus.

         The corporate offices of Skyframes are located at 32432 Alipaz, Suite M, San Juan Capistrano, California 92675, and its telephone number is (949) 240-6617 or (949) 489-2400.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

                                                   RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We Have No Revenues or Customers Yet and Need Cash to Continue our Business.

         Skyframes's activities have been limited to obtaining a contract for satellite and transponder time and configuring equipment at the teleport provided by the satellite operator. We have not received any revenues or income since inception and we don't know if at all, when we will receive revenues. There can be no assurance that Skyframes will be able to market its services, achieve a significant level of sales or attain profitability. Skyframes is in need of approximately $100,000 in funding to carry out its business plan for the next 12 months for marketing costs, working capital, and general and administrative expenses. The terms of any offering have not been determined. As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise. Skyframes may never be able to obtain required funding, nor that it will be able to find customers or ever become profitable. Skyframes may never be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

We depend on satellite transmission. Satellite failure could have a substantial negative effect on our business operations.

         We initially will use a single satellite to provide satellite Internet/Intranet services. There is risk associated with this dependence. There are two types of possible failures to the satellite: a failure of the individual transponder that is used and a failure of the entire satellite. If there is a failure of a transponder, the satellite operator is contractually obligated to move us to another transponder. This would create a minimum interruption to customers, likely less than 24 hours. If the satellite itself completely fails, we will have to move our services to another satellite. Our transmissions conform to industry standards so there are several possible alternative satellites. Our current satellite provider engages in quarterly reviews of available like-satellite space and is ready to contract for that space if needed. If the entire satellite were to fail, a one to five day outage of services might occur depending on the availability of other satellites. Additionally, a repointing of the receiving dishes on the ground would likely be required. The repointing of the receiving dishes on the ground would cost us approximately $300 per customer. In the event of any service disruption due to satellite failure, our customers would be credited for the dollar value of the amount of time they are without the satellite Internet service. Such credits could be up to $200.00 per day per customer depending on the level of service subscribed. In the event of a satellite failure, we could also be subject to loss-of-business claims, due to the reliance by business customers on the satellite Internet services we provide. A sustained disruption in satellite service could materially and negatively impact the value of our business and could force us to discontinue operations.

We have no assurance of market acceptance of our products and services. If we are unable to raise market awareness of our products and services, we will not be able to obtain many customers which would diminish the value of your investment.

         We are at an early stage of development and our earnings depend primarily upon market acceptance of our products and services. There can be no assurance that our development efforts will progress further with respect to any potential new services or that they will be successfully completed. In addition, there can be no assurance that our potential new services will achieve customer acceptance.

         There can be no assurance that our services will be successfully marketed. In addition to our own direct sales force, we will use value-added resellers and distributors to market our satellite products and services. There is no assurance that any distributor or other reseller will be successful in marketing our products.

You should not rely on our forward-looking statements.

         This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the material set forth under "Prospectus summary," "Plan of Operations," and "Business," as well as within this prospectus generally. In addition, when used in this prospectus, the words "believes," "intends," "plans," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Actual results could differ materially from those described in the forward-looking statements as a result of the risk factors set forth and the information provided in this prospectus generally. We do not intend to update any forward-looking statements.

Our Auditors have Rendered a Going Concern Emphasis Opinion on our Financial
 Statements.

         Our auditors have expressed concern as to our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny Stock rules could make it hard to resell your shares.

         Skyframes's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board or the pink sheets. We expect to file for listing on the OTC Bulletin Board, but the OTC Bulletin Board may not approve our listing. Consequently, the liquidity of Skyframes's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Skyframes, and lower prices for Skyframes's securities than might otherwise be attained.

Management has limited experience and may make lots of mistakes.

         Management has very limited experience in managing business enterprises. Mr. Hand is only acting on interim basis and devotes only a portion of his time. We are looking at this time for a permanent president. Mr. Noblett devotes only a portion of his time to Skyframes. See "Management." We also will need to locate and hire additional personnel. We may not be able to find such personnel, especially in an expanding economy. or we might not be able to afford to pay market rate salaries or hourly compensation. Management will in all likelihood make mistakes due to inexperience, and this could affect the operating results.

                                              ADDITIONAL INFORMATION

         Skyframes has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Skyframes and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Skyframes will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to Skyframes at 32432 Alipaz Street, Suite M, San Juan Capistrano, CA 92675, telephone (949) 240-6617 or (949) 489-2400.

         Skyframes is required to file annual and quarterly reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. Our Central Index Key Number is

0000919602. In addition, Skyframes intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Skyframes may determine.

                                                  DIVIDEND POLICY

         Skyframes has not paid any dividends on its common stock. Skyframes currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                           MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of September 30, 2002, there were approximately 120 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time 8,500,000 shares outstanding will be eligible to be sold under Rule 144 commencing in September, 2003, subject to volume limitations (115,301 shares each 90 days) by each individual who is an "affiliate" such as any director or executive officer, or otherwise as defined under Rule 144.

                                                 PLAN OF OPERATION

         We have never received revenues from operations. Until October 2002 we have been configuring equipment at the teleport and obtaining a contract for satellite time with Clear Channel Satellite Services. We only began solicitation of customers in October 2002. Diverse Path customers will pay approximately $500 per month. Since our fixed costs for rent, salary, satellite access and other costs are approximately $20,000 per month, we need at least 160 customers to break even. We pay for our satellite time on a revenue share basis. We believe that we can attain 160 customers by the end of December 2002. Until that time we need debt or equity funding at the level of $23,000 per month. If we start to acquire significant levels of new customers, we will need additional sums for working capital. Depending on the rate we acquire new customers, the amount could be substantial, but we don't forecast the need for more than $100,000.

         Once we begin to receive revenues we plan to hire one customer service representative and two administrative or clerical employees.

         Skyframes has an agreement with Clear Channel Satellite Services dated October 2002 (no date given), under which agreement Clear Channel provides transponder and satellite time on a pre-emptive basis. Clear Channel's satellite coverage is North and South America. Skyframes pays to Clear Channel the greater of 75% of revenues collected from customers or approximately $5,800 per month. Clear Channel has the exclusive right to acquire Skyframes for a 24 month period commencing after 18 months, for one times revenues or fair market value, whichever is greater. Skyframes has the option to convert to the provision of services on a non-preemptible basis on terms to be negotiated.

         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. Its likely that we will not be able to raise the entire amount of $100,000 required initially, in which case we may face delays in acquiring customers. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         We are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. This means, among other things, that we have not obtained a dependable permanent revenue base. Our activities to date have been limited to seeking capital, seeking supply contracts and development of a business plan. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. Management believes that it will be able to raise the required funds for operations from one or more future offerings, and to be able to effect our business plan. However, Management believes that Skyframes's ability to raise significant amounts of financing, including the $100,000 potentially required as set forth above, will be dependent on obtaining an initial contract, and other risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                                                     BUSINESS

General

         On August 31, 2002, Helsinki Capital Partners, Inc. acquired Skyframes, Inc., a Texas corporation ("Skyframes") pursuant to an Exchange Agreement dated as of August 3, 2002. Helsinki Capital Partners, Inc. was organized in May, 1992 as a "blank check" company to seek out acquisition opportunities. Helsinki Capital Partners, Inc., with 636,900 shares then outstanding, acquired all of the outstanding shares of common stock of Skyframes, in exchange for 8,500,000 shares of Helsinki Capital Partners, Inc. common stock. In addition, Helsinki issued 1,733,250 shares on conversion of two outstanding convertible promissory notes (all numbers give effect to a 1.5 for one forward stock split). As a result, there were 10,870,150 shares outstanding following the acquisition. In October 2002 Helsinki Capital Partners, Inc. changed its name to Skyframes, Inc. As a result, the parent Delaware corporation and the Texas subsidiary corporation are both named Skyframes. In this prospectus when we use the name Skyframes we mean the combined companies.

         Skyframes will use satellite technology to provide data transmission services. Our primary business consists of diverse path connectivity for government and business. Government and business have become dependent on the internet and private intranet, typically accessed through the terrestrial telephone system. In the event of an outage in terrestrial services due to natural disasters of equipment malfunctions, Skyframes Diverse Path can provide a back up access to ensure connectivity. As of October 31, 2002 we had no customers yet.

         The Diverse Path system consists of three major components: the satellite, Skyframes uplink center in Riverside County, California and the remote site gateway which is installed at the customer's location. This remote site gateway consists of a 1.2 meter send/receive satellite antennae, a specially developed, rack mountable windows NT PC with a PCI satellite modem card, satellite modulator, transmitter power source network card and proprietary software. Each remote site gateway has a static internet protocol address. Uplink speeds of 128K and downlink speeds of 4 megabits per second are achieved. The remote site gateway will be leased or purchased by each customer. Customers will pay a monthly standby fee and an additional hourly fee for actual usage.

         Skyframes has an agreement with Clear Channel Satellite Services dated October 2002 (no date given), under which agreement Clear Channel provides transponder and satellite time on a pre-emptive basis. Clear Channel's satellite AMC-4 gives coverage of the Americas. Skyframes pays to Clear Channel the greater of 75% of revenues collected from customers or approximately $5,800 per month. Clear Channel has the exclusive right to acquire Skyframes for a 24 month period commencing after 18 months, for one times revenues or fair market value, whichever is greater. Skyframes has the option to convert to the provision of services on a non-preemptible basis on terms to be negotiated.

         Skyframes also intends to market its systems for use as a primary system, either in remote areas where telephone service is expensive or unreliable, or to users who wish more secure (non-interceptable) data communications.

         The Riverside County teleport includes routers and communications equipment owned by Skyframes, but the physical space for our equipment and the uplink is leased from Intelsat.

Marketing and Employees

         Marketing is performed by the officers and directors only one of which is full time. As of October 31, 2002, Skyframes had no customers yet. We feel confident, based on discussions we have with potential customers, that we will begin entering into service contracts with customers starting in November 2002. However, it could take several months before we have enough customers to cover our fixed costs. We have no clerical or administrative employees other than the officers and directors, but we intend to hire two clerical and administrative employees and a customer service employee when we have revenues.

Technology

         Our technology consists of specific hardware configurations designed by us as well as off the shelf and custom software. We have the copyright on the custom software. Our technology enables connection time of 4 megabits per second, which is four times faster than ISDN. In addition, our technology enables a broadband connection wherever there is an alternating current power source, making it ideal for remote locations or as a backup to fibre optic or copper telephone lines.

Communications Satellites and Future Expansion

         Understanding all the uses of satellite is important because Skyframes can expand its business into other areas served by satellite transmissions, such as private television networks or secure data links.

         Communications satellites constitute an attractive solution in telecommunications as they allow for immediate access to information resources, both regionally and globally. Satellite communications are currently used predominantly for digital circuits for data communications, television transmission, and for those areas with high traffic or where line-of-sight microwave is impractical. Current applications include voice, audio and video entertainment (including direct-to-home (DTH) TV and digital audio broadcasting services (DAB)), image (facsimile), video teleconferencing, interactive video, e-mail, and global Internet. Satellite communication systems avoid the need for terrestrial infrastructure, and shorten the time of establishing communications in rural areas. Satellite systems have important features that fiber optics lacks: mobility (mobile users cannot be connected to the fiber network directly), flexibility (once a terrestrial infrastructure is built, it is extremely expensive to restructure it), and rural and remote connections (it is still not cost-effective to deploy high-capacity fiber networks in areas with low-density traffic and difficult topography). Geostationary satellites compete with expanding terrestrial and fiber-optic networks for point-to-point transmission of domestic, regional, and international telecommunication services. Two most dynamic sectors include broadcasting direct-to-home (DTH) and mobile satellite communications. Market for domestic direct broadcast satellite TV, or high-powered, multi-channel satellite television beamed directly to the home, is expected to increase in the near future. Also, non-geostationary satellites in low- and medium-earth orbits (LEO or MEO) will be increasingly used to provide personal, portable and mobile telephony.

Regulation

         Our activities require a license from the Federal Communication Commission, but we are currently operating under the license of the teleport in Riverside County. We have applied for a license under our own name, and we expect to receive it by the end of calendar 2002.

Facilities

         We lease approximately 700 square feet of office space in San Juan Capistrano, California for $600 per month. We also have rented 928 square feet in Oceanside, California for our engineering and customer service center for $1,142 per month, increasing after one year to $1,189 per month. The lease expires in September 2004 and is guaranteed by an officer, Gilbert J. Fin. Our uplink center is located at a teleport in Riverside County, California, and is leased from Intelsat. The condition of all our facilities is good.

Competition

         We compete in the business segment of internet broadband. There are many competitors in this marketplace but no one competitor has a significant share of the market. Skyframe's diverse path services will compete on the basis of lower cost (less than $500 per month) than existing competitors as well as our technology embodied in software and hardware configurations. We believe this technology significantly improves performance. Our service for remote areas will compete on the same basis, but we have not yet established a price list for this service.

Legal Proceedings

         Skyframes is not a party to any pending legal proceeding.

                                                    MANAGEMENT

Directors and Executive Officers

         The member of the Board of Directors of Skyframes serve until the next annual meeting of stockholders, or until his successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors, executive officers and significant employee of Skyframes.

         Chester L. Noblett, Jr.    56      Chairman
         Jehu Hand                  46      Chief Executive and Financial Officer, Secretary and Director
         Gilbert J. Fin             47      General Manager

         Chester L. Noblett, Jr. has been Chairman since August 2002. Since June 2002 has been employed by
Accu-Poll.  He was chief operating officer of eSat, Inc. from June 1997 until
 December 1999, and became
Chairman in April 1999, Director in June 1997 and CFO in September 2000. He resigned from all of this positions at eSat in January, 2002. From 1990 to 1996, Mr. Noblett was employed as the chief executive officer
for Tradom International, a subsidiary of Asahi Shouian, Inc., an international food brokerage company. From
1975 to 1990, he was chief executive officer of C. Noblett & Associates, a food brokerage company. Mr. Noblett
is also president and a director of Cyber Village Network, a computer software company. Mr. Noblett received a
B.S. degree in Business Administration from the University of Southern California in 1971.

         Jehu Hand has been President, Chief Financial Officer and Secretary of the Company since its inception. He is acting on an interim basis until revenues can justify hiring a full time President and CFO. Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand since 1992. He currently does not actively maintain a law practice, although he is licensed with the California State Bar. From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Biolase Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment. He was a director of Biolase from February 1992 to February 1993. From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard. From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation. From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989. From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio. Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a licensed real estate broker and a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc. SoCal Securities will not participate in the offering and does not make any market in securities.
He is also a director and president of Myercom, Inc. and Albion Aviation, Inc.

Significant Employee

         Gilbert J. Fin, 45, has been General Manager since August 2002. From January 2002 to February 2002 he was employed by eSat as a Network System Engineer. From 1988 to 1999 he was President of Crismar, Inc., engaged in exporting WANG Lab remanufactured mainframe and telecommunications equipment. During that time period he also consulted on WANG technology and migration to other system architectures. Mr. Fin has the equivalent of a Master's Degree in computer science specializing in telecommunications, completed in South Africa.

Executive Compensation

         The following table sets forth the cash compensation of Skyframes's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Skyframes of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Skyframes's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.

         Until we obtain funding, executive officers are devoting most of their time to other employment and are serving without compensation. However, compensation for Mr. Hand is accruing at the rate of $3,000 per month commencing August 1, 2002, to be paid only if available out of cash flow. Mr. Hand will resign on or about January 1, 2003, at which time we hope to find a permanent CEO. The salary cost of such a CEO will probably be about $100,000 per year. Mr. Noblett does not devote any significant time to Skyframes, but commencing
January 1, 2002 we are accruing $6,000 per month for his salary. Commencing January 1, 2002 we are accruing $6,550 per month for Mr. Fin's salary.

                                            Summary Compensation Table


                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION

                  -
                                         -
                                                   -
                                                                -
                                                                            -
                                                                                              -
                                                                                                      -
                                                                                                               -
                                                                                                                             -
                                                                                                                               -


    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              Restricted         Options/ LTIP
                                                                              Stock ($)SARs(#)   Payouts ($)



 Jehu Hand                 2001          $0          0             0              0        0           0          0
 President                 2000           0          0             0              0        0           0
                           1999           0          0             0              0        0           0          0


 Chester L. Noblett, Jr.   2001          $0          0             0              0        0           0          0
 Chairman                  2000           0          0             0              0        0           0
                           1999           0          0             0              0        0           0          0



Equity Compensation Plans

         As of September 30, 2002, no securities of Skyframes were eligible to be issued under equity compensation plans.

                                              PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Skyframes common stock as of the date of this prospectus by (i) each person known by Skyframes to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Skyframes's directors and officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise stated below, Skyframes believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage               Percentage
    Name and Address                           Common Stock              Before Offering          After Offering

Chester A. Noblett, Jr.
Chairman (1)                                     2,500,000                    21.7%                    21.7%

Jehu Hand(2)                                     3,203,250                    27.8%                    24.6%
24351 Pasto Road, Suite B
Dana Point, California 92629

Grey Pierson(1)                                  2,750,000                    23.6%                    23.6%
c/o Pierson & Behr
101 East Randol Mill Road, Suite 105
Arlington, Texas 76001

Gilbert J. Fin
Chief Technical Officer                          1,200,000                    10.4%                    10.4%
32432 Alipaz, Suite M
San Juan Capistrano, CA 92675

Kimberly Peterson                                1,528,450                    13.3%                     --
24351 Pasto Road, Suite B
Dana Point, California 92629

All officers and
  directors as a group
  (3 persons)                                    6,903,250                    59.8%                    56.7%

(1) Mr. Noblett beneficially owns 2,500,000 shares which are held in trust by the law firm of Pierson & Behr, Arlington, Texas. A principal of such firm, Grey Pierson, also owns 250,000 shares. Mr. Pierson disclaims beneficially ownership of the shares held by him in trust. (2) Mr. Hand controls a family limited partnership which is the record owner of 2,868,250 shares (of which 368,250 shares are offered in this prospectus), and the remaining 335,000 shares are held by him in trust. Neither Mr. Hand nor any household member is a beneficiary of this trust and he disclaims beneficial ownership of the 335,000 shares held in the trust.

                                               SELLING STOCKHOLDERS

    The shares of common stock of Skyframes offered by the selling stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. If the common stock is not traded at the time of sale, selling stockholders will sell without payment of sales commissions or discounts at privately negotiated prices. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except for Mr. Hand, the
 Selling Stockholders do not own any
Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Skyframes and any Selling Stockholder is set forth below.

                                                                                                Percentage
                                                         Shares Beneficially                   Total Shares
       Name and Address                                   Owned and Offered                Owned After Offering

Jehu Hand(1)                                                 3,203,250 owned, of                   24.6%
24351 Pasto Road, #B                                   which 368,250 are offered
Dana Point, California 92629
(president and director of Skyframes)

Kimberly Peterson                                                      1,528,450                      --
24 Calle De La Luna
San Clemente, California 92673

Societe Financiere du Seujet, S.A.(2)                                    413,475                      __
14 Quai du Seujet
Geneva, Switzerland CH-1201

Kenneth Weidrich                                                           3,750                      __
382 Spring Street
Aiken, SC 29883

Iwona Alami                                                                  150                      __
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                            150                      __
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                   150                      __
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                150                      __
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(3)                                                             150                      __
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(3)                                                            150                      __
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(3)                                                           150                      __
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                300                      __
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                              150                      __
1786 Harmony Way
Pitsburg, CA  94565

Neil M. Baizer                                                             3,750                      __
1300 Olympic Blvd., Suite 630
Los Angeles, CA 90064

Vernon R. Gilbert                                                            150                      __
12131 Martha Ann Dr.

                                                        11




Los Alamitos, CA  90720

Richard B. Dunbar                                                            750                      __
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                               150                      __
1408 Posada
Newport Beach, CA 92660

Barbara A. Royall                                                            150                      __
103 Greenfield Ave.
San Rafael, CA  94901

Kirk Bilbro                                                                3,750                      __
(address unknown)

Jeffery A. Czerwinski                                                        450                      __
304 1/2 B. Main St.
Balboa, CA  92624

M. Moore                                                                   3,750                      __
1681 N. Hale Street
Fullerton, CA 92631

Virginia M. Thomsen                                                        3,750                      __
1100 Devil Glen Road
Bettendorf, Iowa 52722

Charles Powell                                                               750                      __
3027 Gilbert Road
Mesa, AZ 85203

Craig Kennedy                                                                150                      __
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                              150                      __
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                            150                      __
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                          150                      __
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                150                      __
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                               150                      __
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                150                      __
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                      150                      __
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                150                      __
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710



                                                        12




Audrey Gunsten                                                               150                      __
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                              150                      __
24 Calle De La Luna
San Clemente, CA 92673

Mary K. Peterson                                                             150                      __
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Roberts                                                             150                      __
24 Calle De La Luna
San Clemente, CA 92673

Randall Peterson                                                             150                      __
24 Calle De La Luna
San Clemente, CA 92673

Taylor Peterson                                                              150                      __
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Debi K. P. Brandt                                                            150                      __
24 Calle De La Luna
San Clemente, CA 92673

Kevin Brandt                                                                 150                      __
24 Calle De La Luna
San Clemente, CA 92673

Terance Brandt                                                               150                      __
24 Calle De La Luna
San Clemente, CA 92673

Connor Brandt                                                                150                      __
24 Calle De La Luna
San Clemente, CA 92673

Kimber Brandt                                                                150                      __
24 Calle De La Luna
San Clemente, CA 92673

Kenna Brandt                                                                 150                      __
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kellyn Brandt                                                                150                      __
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kira Brandt                                                                  150                      __
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Brian James Paterson                                                         150                      __
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                              150                      __
24351 Pasto Road #B
Dana Point, CA 92629



                                                        13




Keirstin Paterson                                                            150                      __
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                               150                      __
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Crundel Enterprises, Inc.(4)                                               9,000                      __
Paseo Estate, PO Box 3149
Road Town, British Virgin Islands

Richard K. Solosky                                                           150                      __
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                      150                      __
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                             150                      __
6212 Pickett Avenue
Garden Grove, CA  92845

Kristen J. Roberts                                                           150                      __
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                             150                      __
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                           150                      __
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                              150                      __
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                 150                      __
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                               150                      __
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                150                      __
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                150                      __
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                  300                      __
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                150                      __
318 20th Street
Huntington Beach, CA  92648

Jolene Peterson                                                              150                      __
318 20th Street
Huntington Beach, CA  92648



                                                        14




M.D. Peterson                                                                150                      __
318 20th Street
Huntington Beach, CA  92648

J.H. Peterson                                                                150                      __
318 20th Street
Huntington Beach, CA  92648

Jolene Hadley                                                                150                      __
318 20th Street
Huntington Beach, CA  92648

Roy Harward                                                                  150                      __
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                 150                      __
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                           150                      __
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                 150                      __
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                            300                      __
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                             150                      __
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                          300                      __
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                            150                      __
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                             300                      __
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                              300                      __
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                       300                      __
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                   300                      __
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                300                      __
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                300                      __
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948


                                                        15




Cliff J. Peterson                                                            150                      __
91 Fuente
Rancho Santa Margarita, CA 92688

Richard M. Cobabe                                                            150                      __
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                          150                      __
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                       150                      __
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                            150                      __
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                             150                      __
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kenneth J. Cobabe                                                            150                      __
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                          150                      __
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                            150                      __
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                  150                      __
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                             300                      __
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                       150                      __
318 20th Street
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                     150                      __
318 20th Street
Huntington Beach, CA 92648

R. Christopher Rhody                                                         150                      __
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                              150                      __
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                              300                      __
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265



                                                        16




Lori E. Jarvis                                                               150                      __
26 Deerfield
Irvine, CA  92714

Allan D. Loretz                                                              750                      __
8942 Gleneagle Lane
Fullerton, CA 98206

Joel E. Hand                                                                 150                      __
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand                                                                 150                      __
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                     150                      __
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand                                                                  150                      __
2365 South East Regner
Gresham, Oregon 97080


         TOTAL                                                       2,370,150                             41.9%
* Less than 1%

(1) Mr. Hand controls a family limited partnership which is the record owner of 2,868,250 shares (including the 368,250 shares offered hereby), and the remaining 335,000 shares are held by him in trust. Neither he nor any member of his household is a beneficiary of such trust, and he disclaims beneficial ownership of such 335,000 shares.
(2)      This corporation is controlled by Riccardo Mortara.
(3) Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti

                                               PLAN OF DISTRIBUTION

         Skyframes has applied to have its shares of common stock registered on the OTC Bulletin Board. Skyframes anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by market conditions. Selling stockholders may also sell in private transactions. Skyframes cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Skyframes does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors. No sales commissions will be paid in private transactions. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

     Skyframes will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. Skyframes will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                                               CERTAIN TRANSACTIONS

         Skyframes,   Inc.,  (formerly  Helsinki  Capital  Partners)  "Skyframes
Delaware") issued common stock on August 31, 2002 in conversion of convertible promissory notes, as follows:



Holder                              Date of Note                        Amount                  Shares Issued
Jehu Hand (director and officer)    04/01/1996                              $326                   233,250
Kimberly Peterson                   03/31/2000                            $1,000                 1,500,000

         Skyframes acquired all of the 85,000 shares of Skyframes, Inc., a Texas corporation ("Skyframes Texas") in exchange for 8,500,000 shares. The shares were issued to the following persons:

                  Pierson & Behr, in trust                    2,500,000
                  Grey Pierson                                250,000
                  Ecco Petroleum Family
                    Limited Partnership                       2,500,000
                  Hand & Hand, a professional
                    corporation, trustee of the
                    SkyFrames Trust UDT 8/3/2002              2,050,000
                  Gilbert J. Fin                              1,200,000

         The beneficial owner of the shares held by Pierson & Behr is Chester L. Noblett, Jr., who was elected an officer and director in connection with the acquisition. Gilbert J. Fin was also elected as an officer in connection with the acquisition. Grey Pierson is the brother in law of Mr. Noblett. Jehu Hand, who founded Skyframes Delaware and is its President and Director since inception, is the beneficial owner of shares held by the Ecco Petroleum Family Limited Partnership. The Boards of Directors of both Skyframes Delaware and Skyframes Texas were apprised on Mr. Hand's ownership of shares in both corporations, Hand & Hand, a professional corporation, holds the 335,000 shares still remaining in the trust (1,715,000 having been transferred).

                                             DESCRIPTION OF SECURITIES

Common Stock

         Skyframes's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 10,920,150 shares were outstanding as of the date of this prospectus. Skyframes intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Skyframes, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Skyframes's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         Skyframes's Certificate of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         Skyframes's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Skyframes considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Skyframes's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Skyframes's common stock or any other series of preferred stock which Skyframes may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Skyframes.

         Skyframes intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                                   LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for Skyframes by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and Skyframes's president, beneficially owns 3,203,250 shares of common stock, of which 368,250 shares are offered for sale in this prospectus.

                                                      EXPERTS

         The audited financial statements of Skyframes, Inc., a Delaware corporation included in this prospectus as of March 31, 2002 have been audited by Pritchett, Siler & Hardy, P.C., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                                  INDEMNIFICATION

         Skyframes has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Skyframes's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Skyframes or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Skyframes or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Skyframes or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Skyframes where indemnification will be required or permitted. Skyframes is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Skyframes pursuant to the foregoing provisions, or otherwise, Skyframes has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Skyframes of expenses incurred or paid by a director, officer or controlling person of Skyframes in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Skyframes will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                            FINANCIAL STATEMENTS INDEX



Unaudited Condensed Consolidated Balance Sheet, September 30, 2002                                              F-2

Unaudited Condensed Consolidated Statement of Operations,
three months ended September 30, 2002 and
inception (May 24, 2002) to September 30, 2002                                                                  F-3

Unaudited Condensed Consolidated Statement of Cash Flows,
inception (May 24, 2002) to September 30, 2002                                                                  F-4

Notes to Unaudited Condensed Consolidated Financial Statements                                                  F-5

Skyframes, Inc., a Texas corporation

Report of Independent Auditors                                                                                 F-11

Balance Sheet, August 31, 2002                                                                                 F-12

Statement of Operations, Inception (May 24, 2002) to August 31, 2002                                           F-13

Statement of Shareholders' Equity, inception (May 24, 2002) to August 31, 2002                                 F-14

Statement of Cash Flows, inception (May 24, 2002) to August 31, 2002                                           F-15

Notes to Financial Statements                                                                                  F-16







                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                                    UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET


                                                        ASSETS

                                                                                                    September 30,
                                                                                                        2002
                                                                                                       ------------
CURRENT ASSETS:

     Cash                                                                                        $            5,747
     Prepaid expenses                                                                                         1,000
                                                                                                       ------------
               Total Current Assets                                                                           6,747

PROPERTY AND EQUIPMENT, net                                                                                   2,347

OTHER ASSETS:
     Deposits                                                                                                6,700
                                                                                                       ------------
                                                                                                 $           15,794
                                                                                                       ------------

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                                            $              461
     Advances from a related party                                                                            5,232
     Accrued payroll and related expenses - related party                                                    66,129
                                                                                                       ------------
               Total Current Liabilities                                                                     71,822
                                                                                                       ------------

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value,
       1,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       20,000,000 shares authorized,
       10,920,150 shares issued and
       outstanding                                                                                           10,920
     Capital in excess of par value                                                                          62,150
     Deficit accumulated during the
       development stage                                                                                   (129,098)
                                                                                                       ------------
               Total Stockholders' Equity (Deficit)                                                         (56,028)
                                                                                                       ------------
                                                                                                 $           15,794
                                                                                                       ------------

       The accompanying notes are an integral part of this unaudited condensed consolidated financial statement.


                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                               UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                    From Inception
                                                                                   For the Three      on May 24,
                                                                                   Months Ended         2002 Through
                                                                                   September 30,     September 30
                                                                                       2002              2002
                                                                                     ------------      ------------
REVENUE                                                                           $             -  $              -

OPERATING EXPENSES:
     General and administrative                                                            18,474           129,098
                                                                                     ------------      ------------

LOSS BEFORE INCOME TAXES                                                                  (18,474)         (129,098)

CURRENT TAX EXPENSE                                                                             -                 -

DEFERRED TAX EXPENSE                                                                            -                 -
                                                                                     ------------      ------------

NET LOSS                                                                       $  (18,474)      $  (129,098)
                                                                                     ------------      ------------

LOSS PER COMMON SHARE                                                             $         (.01)  $         (.05)
                                                                                     ------------      ------------

       The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                               UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                                    From Inception
                                                                                                      on May 24,
                                                                                                     2002 Through
                                                                                                     September 30
                                                                                                         2002
                                                                                                       ------------
Cash Flows From Operating Activities:
     Net loss                                                                                   $  (129,098)
     Adjustments to reconcile net loss to net cash used by
       operating activities:
        Depreciation                                                                                            133
        Non-cash expenses paid by issuing common stock                                                        5,000
        Changes in assets and liabilities:
           (Increase) in prepaid expenses                                                                    (1,000)
           (Increase) in deposits                                                                            (6,700)
           Increase in accrued payroll and related expenses - related party                66,129
                                                                                                       ------------
               Net Cash (Used) by Operating Activities                                                      (65,536)
                                                                                                       ------------
Cash Flows From Investing Activities:
     Payments for property and equipment                                                                     (2,480)
                                                                                                       ------------
               Net Cash (Used) by Investing Activities                                                       (2,480)
                                                                                                       ------------
Cash Flows From Financing Activities:
     Advances from a related party                                                                           48,763
     Proceeds from issuance of common stock                                                                  25,000
                                                                                                       ------------
               Net Cash Provided by Financing Activities                                                     73,763
                                                                                                       ------------
Net Increase (Decrease) in Cash                                                                               5,747

Cash at Beginning of the Year                                                                                     -
                                                                                                       ------------
Cash at End of the Year                                                                            $          5,747
                                                                                                       ------------
Supplemental Disclosures of Cash Flow Information:

     Cash paid during the period for:
       Interest                                                                                 $  -
       Income taxes                                                                                $              -

Supplemental Schedule of Noncash Investing and Financing Activities:

     From inception on May 24, 2002 through September 30, 2002:

         On August 3, 2002, the Company issued 60,000 shares of common stock for computers and related equipment with a carryover basis of $0 and for payment of related party advances of $46,063.

         On May 24, 2002, the Company issued 25,000 shares of common stock for payment of organization costs of $5,000.

       The accompanying notes are an integral part of this unaudited condensed consolidated financial statement.

                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - SkyFrames, Inc. ("Parent") was organized under the laws of the State of Delaware on May 4, 1992 as
     Helsinki Capital Partners, Inc. for the purpose of seeking out business opportunities including acquisitions. On
     October 22, 2002, Parent changed its name from Helsinki Capital Partners, Inc. to SkyFrames, Inc.

     SkyFrames, Inc. ("Subsidiary") was organized under the laws of the State of Texas on May 24, 2002 as
     CyberVillage, Inc. On July 25, 2002, Subsidiary changed its name from CyberVillage, Inc. to SkyFrames, Inc. [See
     Note 10].

     On August 31, 2002, Parent acquired Subsidiary pursuant to an Exchange Agreement. The merger of Parent and Subsidiary has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase [See Note 2].

     SkyFrames, Inc. and Subsidiary ("the Company") plans to provide high-speed information access using satellites. The Company has not yet generated any revenues and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2002 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. The results of operations for the periods ended September 30, 2002 are not necessarily indicative of the operating results for the full year.

     Consolidation - The consolidated financial statements include the accounts of Parent and the wholly-owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Fiscal Year - The Company's fiscal year-end is March 31st.

     Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment - Property and equipment are stated at cost or at the shareholder's carryover basis. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.
                                        F-5

                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be from three months to three years. As of September 30, 2002, the Company has capitalized a total of $330 of website costs. The Company did not incur any planning costs and did not record any research and development costs for the period from inception on May 24, 2002 through September 30, 2002.

     Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128 [See
     Note 8].

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 141, "Business
     Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143, "Accounting for Asset
     Retirement Obligations", SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No.
     145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical
     Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", and SFAS No. 147,
     "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB
     Interpretation No. 9", were recently issued. SFAS No. 141, 142, 143, 144, 145, 146 and 147 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - EXCHANGE AGREEMENT

     On August 31, 2002, Parent acquired Subsidiary pursuant to an Exchange Agreement signed August 3, 2002. The agreement called for Parent to issue 8,500,000 shares of common stock to the shareholders of Subsidiary for all 85,000 outstanding shares of Subsidiary's common stock. The agreement also called for Parent to effect a 1.5-for-1 forward stock split. On August 31, 2002, as part of the agreement, Parent converted its two convertible notes payable into 1,733,250 shares of common stock and $351 that Parent owed on the two convertible notes payable was forgiven. The forgiveness of the $351 has been accounted for as a capital contribution due to the related party nature of the notes. The merger has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.
                                        F-6

                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT

     The  following is a summary of property and  equipment at cost or carryover basis, less accumulated depreciation as of:
                                                                                                    September 30,
                                                                                                        2002
                                                                                                       ------------
                  Computers and related equipment                                                $                -
                  Software                                                                                    2,150
                  Website                                                                                       330
                                                                                                       ------------
                                                                                                              2,480

                  Less: accumulated depreciation                                                               (133)
                                                                                                       ------------
                                                                                                 $            2,347

                                                                                                       ------------

     Depreciation expense for the period from inception on May 24, 2002 through September 30, 2002 amounted to $133.

NOTE 4 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at September 30, 2002.

     Common Stock - The Company has authorized 20,000,000 shares of common stock with a par value of $.001. In May 2002, in connection with its organization, the Company issued 25,000 shares of its previously authorized but unissued common stock. The shares were issued for payment of organization costs of $5,000 (or $.20 per share).

     In August 2002, the Company issued 60,000 shares of its previously authorized but unissued common stock. The shares were issued for computers and related equipment recorded at the carryover basis of $0 and for payment of related party advances of $46,063 (or $.767714 per share). This issuance resulted in a change in control of the Company.

     In August 2002, in connection with an exchange agreement, the Company issued 10,785,150 shares of its previously authorized but unissued common stock [See Note 2].

     In September 2002, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for cash of $25,000 (or $.50 per share).
                                   F-7

                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At September 30, 2002, the Company has available unused operating loss carryforwards of approximately $129,000, which may be applied against future taxable income and which expire in various years through 2023.

     The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $8,300 as of September 30, 2002 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $8,300 during the period from inception on May 24, 2002 through September 30, 2002.

NOTE 6 - RELATED PARTY TRANSACTIONS

     Advances - As of September 30, 2002, officers/shareholders of the Company were owed $5,232 for expenses they paid on behalf of the Company. The advances are due on demand and bear no interest.

     Management Compensation - During the period from inception on May 24, 2002 through September 30, 2002, the Company paid $54,706 in compensation to the Company's Chief Technical and Operations Officer who is also a shareholder of the Company. The Company also accrued $4,244 of additional compensation for the officer/shareholder.

     During the period from inception on May 24, 2002 through September 30, 2002, the Company accrued $54,000 of compensation for a director of the Company who is also a shareholder of the Company.

     During the period from inception on May 24, 2002 through September 30, 2002, the Company accrued $3,000 of compensation for the Company's President who is also a shareholder of the Company.

     Office Space - Through September 30, 2002, the Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.
                              F-8

                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was just recently formed, has current liabilities in excess of current assets and has incurred losses since their inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or in establishing profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                                                    From Inception
                                                                                   For the Three      on May 24,
                                                                                   Months Ended      2002 Through
                                                                                   September 30,     September 30
                                                                                       2002              2002
                                                                                     ------------      ------------
         Loss available to common shareholders
           (numerator)                                                                    (18,474) $       (129,098)
                                                                                     ------------      ------------
         Weighted average number of common shares
           outstanding used in loss per share during the
           period (denominator)                                                         3,596,027         2,571,779
                                                                                     ------------      ------------

     Dilutive  loss per share was not  presented,  as the  Company had no common
     equivalent   shares  for  all  periods  presented  that  would  effect  the computation of diluted loss per share.

NOTE 9 - COMMITMENTS AND AGREEMENTS

     Office Lease - On September 30, 2002, the Company signed an office lease to lease office space in San Juan Capistrano, California for one year beginning October 1, 2002. The Company paid a $700 deposit and will pay $600 per month. The lease is renewable for one additional year.

                                            SKYFRAMES, INC. AND SUBSIDIARY
                                      (Formerly Helsinki Capital Partners, Inc.)
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

     Office Lease - On October 2, 2002, the Company signed an office lease to lease office space in Oceanside, California for two years beginning October 1, 2002. The Company paid a $1,114 deposit and will pay $1,142 per month during the first year and $1,189 during the second year plus the Company's share (.99%) of the building's expenses. The lease is guaranteed by the Company's Chief Technical and Operations Officer.

     Satellite Service Agreement / Purchase Option - On October 10, 2002, the Company signed a Satellite Service Agreement with Clear Channel Satellite Services ("CCSS") to purchase preemptible satellite bandwidth and power from CCSS on a month-to-month basis. The Company paid a $6,000 deposit and will pay 75% of gross revenues derived from use of the CCSS satellite with a minimum amount of $5,820 per month. The agreement also grants CCSS the right to acquire the Company during the 18-24th months of the agreement at the greater of gross annual revenues or fair market value. The agreement grants the Company first right of refusal to convert to a non-preemptible status. The agreement also sets minimum prices the Company can charge for its services and calls for a 3% increase in monthly fees at each anniversary of the agreement.

     Name Change - On October 22, 2002, Parent changed its name from Helsinki Capital Partners, Inc. to SkyFrames, Inc.

                                       INDEPENDENT AUDITORS' REPORT



Board of Directors
SKYFRAMES, INC.
(Formerly CyberVillage, Inc.)
Dana Point, California

We have audited the accompanying balance sheet of SkyFrames, Inc. (formerly CyberVillage, Inc.) [a development stage company] at August 31, 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on May 24, 2002 through August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of SkyFrames, Inc. (formerly CyberVillage, Inc.) [a development stage company] as of August 31, 2002, and the results of its operations and its cash flows for the period from inception on May 24, 2002 through August 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company was just recently formed, has current liabilities in excess of current assets and has incurred losses since its inception. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Pritchett, Siler & Hardy, P.C.

October 18, 2002
Salt Lake City, Utah
                                   F-11


                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                                BALANCE SHEET


                                                    ASSETS

                                                                                                     August 31,
                                                                                                        2002
                                                                                                       ------------
CURRENT ASSETS:
     Cash                                                                                        $                -
                                                                                                       ------------
               Total Current Assets                                                                               -

PROPERTY AND EQUIPMENT, net                                                                                      67
                                                                                                       ------------
                                                                                                                 67
                                                                                                       ------------


                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
     Accounts payable                                                                            $              190
     Advances from a related party                                                                            3,912
     Accrued payroll and payroll taxes - related party                                                       55,526
                                                                                                       ------------
               Total Current Liabilities                                                                     59,628
                                                                                                       ------------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, no par value,
       100,000 shares authorized,
       85,000 shares issued and outstanding                                                                  51,063
     Deficit accumulated during the
       development stage                                                                                   (110,624)
                                                                                                       ------------
               Total Stockholders' Equity (Deficit)                                                         (59,561)
                                                                                                       ------------
                                                                                                 $               67




                   The accompanying notes are an integral part of this financial statement.
                                        F-12



                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                           STATEMENT OF OPERATIONS


                                                                                                    From Inception
                                                                                                    on May 24,2002
                                                                                                        Through
                                                                                                    August 31, 2002
                                                                                                       ------------
REVENUE                                                                                            $              -

OPERATING EXPENSES:
     General and administrative                                                                             110,624
                                                                                                       ------------

LOSS BEFORE INCOME TAXES                                                                                   (110,624)

CURRENT TAX EXPENSE                                                                                               -

DEFERRED TAX EXPENSE                                                                                              -
                                                                                                       ------------

NET LOSS                                                                                        $
(110,624)
                                                                                                       ------------

LOSS PER COMMON SHARE                                                                              $        (2.64)
                                                                                                       ------------














                   The accompanying notes are an integral part of this financial statement.
                                                  F-13


                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                  FROM THE DATE OF INCEPTION ON MAY 24, 2002

                                           THROUGH AUGUST 31, 2002


                                                                                                        Deficit
                                                                                                      Accumulated
                                                                               Common Stock           During the
                                                                             ____________________     Development
                                                                           Shares        Amount          Stage
                                                                          ----------   ----------    --------------
BALANCE, May 24, 2002                                                              -  $         -  $              -

Issued 25,000 shares of common stock for payment of
  organization costs of $5,000, or $.20 per share, May 2002                   25,000        5,000                 -

Issued 60,000 shares of common stock for  computers and related  equipment of $0 and for payment of related party
  advances of $46,063, or $.767714 per share, August 2002                     60,000       46,063                 -

Net loss for the period ended August 31, 2002                                      -            -          (110,624)
                                                                          ----------   ----------    --------------
BALANCE, August 31, 2002                                                      85,000  $    51,063  $       (110,624)
                                                                          ----------   ----------    --------------























                   The accompanying notes are an integral part of this financial statement.



                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                           STATEMENT OF CASH FLOWS
                                                                                                    From Inception
                                                                                                    on May 24,2002
                                                                                                        Through
                                                                                                    August 31, 2002
                                                                                                       ------------
Cash Flows From Operating Activities:

     Net loss                                                                                      $       (110,624)
     Adjustments to reconcile net loss to net cash used by
       operating activities:
        Depreciation                                                                                             63
        Non-cash expenses paid by issuing common stock                                                        5,000
        Changes in assets and liabilities:
           Increase in accounts payable                                                                         190
           Increase in accrued payroll and payroll taxes - related party                                     55,526
                                                                                                       ------------
               Net Cash (Used) by Operating Activities                                                      (49,845)
                                                                                                       ------------
Cash Flows From Investing Activities:
     Payments for property and equipment                                                                       (130)
                                                                                                       ------------
               Net Cash (Used) by Investing Activities                                                         (130)
                                                                                                       ------------
Cash Flows From Financing Activities:
     Advances from a related party                                                                           49,975
                                                                                                       ------------
               Net Cash Provided by Financing Activities                                                     49,975
                                                                                                       ------------
Net Increase (Decrease) in Cash                                                                                   -

Cash at Beginning of the Year                                                                                     -
                                                                                                       ------------
Cash at End of the Year                                                                            $              -
                                                                                                       ------------
Supplemental Disclosures of Cash Flow Information:

     Cash paid during the period for:
       Interest                                                                                    $              -
       Income taxes                                                                                $              -

Supplemental Schedule of Noncash Investing and Financing Activities:

     From inception on May 24, 2002 through August 31, 2002:

         On August 3, 2002, the Company issued 60,000 shares of common stock for computers and related equipment with a carryover basis of $0 and for payment of related party advances of $46,063. On May 24, 2002, the Company issued 25,000 shares of common stock for payment of organization costs of $5,000.

                   The accompanying notes are an integral part of this financial statement.

                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - SkyFrames, Inc. ("the Company") was organized under the laws of the State of Texas on May 24, 2002 as CyberVillage, Inc. On July 25, 2002, the Company changed its name from CyberVillage, Inc. to SkyFrames, Inc.. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company plans to provide high-speed information access using satellites. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     On August 31, 2002, the Company was acquired by Helsinki Capital Partners, Inc. ("HCP") pursuant to an Exchange Agreement signed August 3, 2002. The agreement called for HCP to issue 8,500,000 post-split shares of common stock to the shareholders of the Company for all 85,000 outstanding shares of the Company's common stock wherein the Company became a wholly-owned subsidiary of HCP.

     Fiscal Year - The Company's fiscal year-end is March 31st.

     Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment - Property and equipment are stated at cost or at the shareholder's carryover basis. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three months to three years.

     Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three months. As of August 31, 2002, the Company has capitalized a total of $130 of website costs. The Company did not incur any planning costs and did not record any research and development costs for the period from inception on May 24, 2002 through August 31, 2002.

     Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128 [See
     Note 8].
                                   F-16

                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 141,
     "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143, "Accounting
     for Asset Retirement Obligations", SFAS No. 144, "Accounting for the Impairment or Disposal of
     Long-Lived Assets", SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB
     Statement No. 13, and Technical Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", and SFAS No. 147, "Acquisitions of Certain Financial Institutions - an
     Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", were recently issued. SFAS
     No. 141, 142, 143, 144, 145, 146 and 147 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - EXCHANGE AGREEMENT

     On August 31, 2002, the Company was acquired by Helsinki Capital Partners, Inc. ("HCP") pursuant to an Exchange Agreement signed August 3, 2002. The agreement called for HCP to issue 8,500,000 post-split shares of common stock to the shareholders of the Company for all 85,000 outstanding shares of the Company's common stock. The agreement also called for HCP to effect a 1.5-for-1 forward stock split. On August 31, 2002, as part of the agreement, HCP converted its two convertible notes payable into 1,733,250 post-split shares of common stock and $351 that HCP owed on the two convertible notes payable was forgiven. No transactions have been recorded in the accompanying financial statements as a result of the Exchange Agreement, thus, the accompanying financial statements reflect the condition of the Company just prior to acquisition.

NOTE 3 - PROPERTY AND EQUIPMENT

     The  following is a summary of property and  equipment at cost or carryover basis, less accumulated depreciation as of:
                                                                                                     August 31,
                                                                                                        2002
                                                                                                       ------------
                  Computers and related equipment                                                $                -
                  Website                                                                                       130
                  Less: accumulated depreciation                                                                (63)
                                                                                                       ------------
                                                                                                 $               67
                                                                                                       ------------

     Depreciation expense for the period from inception on May 24, 2002 through August 31, 2002 amounted to
     $63.

                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                         NOTES TO FINANCIAL STATEMENTS

NOTE 4 - CAPITAL STOCK

     Common Stock - The Company has authorized 100,000 shares of common stock with no par value. The Company's Articles of Incorporation require the prior written consent of the Company's Board of Directors before a shareholder can sell or transfer shares of stock that would result in an increase to the total number of shareholders. The Company's Articles of Incorporation require at least 10 days notice to the Company's Board of Directors before a shareholder may sell, transfer, pledge, mortgage, hypothecate or otherwise encumber shares of stock.

     In May 2002, in connection with its organization, the Company issued 25,000 shares of its previously authorized but unissued common stock. The shares were issued for payment of organization costs of $5,000 (or $.20 per share).

     In August 2002, the Company issued 60,000 shares of its previously authorized but unissued common stock. The shares were issued for computers and related equipment recorded at the carryover basis of $0 and for payment of related party advances of $46,063 (or $.767714 per share). This issuance resulted in a change in control of the Company.

NOTE 5 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At August 31, 2002, the Company has available unused operating loss carryforwards of approximately $46,300, which may be applied against future taxable income and which expire in various years through 2023.

     The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $6,900 as of August 31, 2002 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $6,900 during the period from inception on May 24, 2002 through August 31, 2002.

NOTE 6 - RELATED PARTY TRANSACTIONS

     Advances - As of August 31, 2002, officers/shareholders of the Company were owed $3,912 for expenses they paid on behalf of the Company. The advances are due on demand and bear no interest.

                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                         NOTES TO FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS [Continued]

     Management Compensation - During the period from inception on May 24, 2002 through August 31, 2002, the Company paid $48,970 in compensation to the Company's Chief Technical and Operations Officer who is a shareholder of the Company. The Company also accrued $3,780 of additional compensation for the officer/shareholder.

     During the period from  inception on May 24, 2002 through  August 31, 2002,
     the    Company     accrued     $48,000    of     compensation     for    an
     officer/director/shareholder of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

NOTE 7 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was just recently formed, has current liabilities in excess of current assets and has incurred losses since its inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or in establishing profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                                                    From Inception
                                                                                                    on May 24,2002
                                                                                                        Through
                                                                                                    August 31, 2002
                                                                                                       ------------
         Loss available to common shareholders
           (numerator)                                                                             $       (110,624)
                                                                                                       ------------
         Weighted average number of common shares
           outstanding used in loss per share during the
           period (denominator)                                                                              41,970
                                                                                                       ------------

     Dilutive  loss per share was not  presented,  as the  Company had no common
     equivalent   shares  for  all  periods  presented  that  would  effect  the computation of diluted loss per share.
                                             F-19

                                               SKYFRAMES, INC.
                                        (Formerly CyberVillage, Inc.)
                                        [A Development Stage Company]

                                         NOTES TO FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENTS

     Office Lease - On September 30, 2002, the Company signed an office lease to lease office space in San Juan Capistrano, California for one year beginning October 1, 2002. The Company paid a $700 deposit and will pay $600 per month. The lease is renewable for one additional year.

     Office Lease - On October 2, 2002, the Company signed an office lease to lease office space in Oceanside, California for two years beginning October 1, 2002. The Company paid a $1,114 deposit and will pay $1,142 per month during the first year and $1,189 during the second year plus the Company's share (.99%) of the building's expenses. The lease is guaranteed by the Company's Chief Technical and Operations Officer.

     Satellite Service Agreement / Purchase Option - On October 10, 2002, the Company signed a Satellite Service Agreement with Clear Channel Satellite Services ("CCSS") to purchase preemptible satellite bandwidth and power from CCSS on a month-to-month basis. The Company paid a $6,000 deposit and will pay 75% of gross revenues derived from use of the CCSS satellite with a minimum amount of $5,820 per month. The agreement also grants CCSS the right to acquire the Company during the 18-24th months of the agreement at the greater of gross annual revenues or fair market value. The agreement grants the Company first right of refusal to convert to a non-preemptible status. The agreement also sets minimum prices the Company can charge for its services and calls for a 3% increase in monthly fees at each anniversary of the agreement.

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Skyframes.



                   TABLE OF CONTENTS
                                                 Page

Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       4
Dividend Policy.............................       5
Market Price of Common Stock................       5
Plan of Operation...........................       5
Business....................................       6
Management..................................       8
Principal Shareholders......................      10
Selling Stockholders........................      10
Plan of Distribution........................      17
Certain Transactions........................      17
Description of Securities...................      18
Legal Matters...............................      19
Experts.....................................      19
Indemnification.............................      19
Financial Statements........................     F-1






                    SKYFRAMES, INC.





                   2,370,150 SHARES






                      PROSPECTUS







                   November __, 2002



                                                  SKYFRAMES, INC.
                                                      PART II


Item 24.    Indemnification of Directors and Officers.

            Skyframes has adopted provisions in its certificate of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Skyframes's certificate of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Skyframes or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Skyframes or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Skyframes or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Skyframes where indemnification will be required or permitted. Skyframes is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution.

               Filing fee under the Securities Act of 1933             $          100.00
               Printing and engraving(1)                               $        1,300.00
               Legal Fees                                              $          500.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees(1)                                     $          500.00
               Miscellaneous(1)                                        $          600.00

               TOTAL                                                   $        8,000.00



(1)      Estimates

Item 26.          Recent Sales of Unregistered Securities.

         The Board of Directors declared a 1.5-for-one stock dividend in Board resolutions dated August 31, 2002. All share amounts herein are adjusted for the stock split.

         Skyframes,   Inc.,  (formerly  Helsinki  Capital  Partners)  "Skyframes
Delaware" issued common stock on August 31, 2002 in conversion of convertible promissory notes, as follows:

Holder                              Date of Note                        Amount                  Shares Issued
Jehu Hand                           04/01/1996                              $326                   233,250
Kimberly Peterson                   03/31/2000                            $1,000                 1,500,000

         Skyframes acquired all of the 85,000 shares of Skyframes, Inc., a Texas corporation ("Skyframes Texas") in exchange for 8,500,000 shares. The shares were issued to the following persons:

                  Pierson & Behr, in trust                             2,500,000
                  Grey Pierson                                         250,000
                  Ecco Petroleum Family
                    Limited Partnership                       2,500,000
                  Hand & Hand, a professional
                    corporation, trustee of the
                    SkyFrames Trust UDT 8/3/2002                       2,050,000
                  Gilbert J. Fin                                       1,200,000

         On September 16, 2002, Skyframes, Delaware issued 50,000 shares for cash of $25,000 to one individual.

         The above sales were made in reliance  upon the  exemption  provided by
Section 4(2) of the Securities Act of 1933, as transactions not involving any public offering. No underwriter was involved. In addition, the issuance of shares upon conversion of the two convertible promissory notes was exempt as an exchange of securities with the same issuer pursuant to Section 3(a)9 of the Securities Act of 1933.

Item 27.    Exhibits and Financial Schedules

2.          Exchange Agreement(1)

3.          Certificate of Incorporation and Bylaws

            3.1.      Certificate of Incorporation(2)
            3.2       Articles of Amendment(3)
            3.3       Bylaws(2)

5. Opinion of Hand & Hand, a professional corporation as to legality of securities being registered.(3)

Material Contracts

            10.1      Clear Channel Satellite Systems Contract(3)

21. Subsidiaries of the small business issuer-Skyframes, Inc. is a Texas corporation and a wholly owned subsidiary doing business only under that name.

23.         Consents of Experts and Counsel

            23.1      Consent of Pritchett, Siler & Hardy(3)
            23.2      Consent of Hand & Hand included in Exhibit 5 hereto


            All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
            (b) Financial Statement Schedules

            All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1) Incorporated by reference to such exhibit as filed with the Company's Current Report on Form 8-K dated August 31, 2002, additional copy filed herewith.
(2) Incorporated by reference to such exhibit as filed with the Company's registration statement. Copy filed herewith.

          on Form 10-SB, file no. 0-23504.
(3)   Filed herewith.

Item 28.          Undertakings.

          (a)     The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                    (iii) Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)  File  a  post   effective   amendment   to  remove   from
registration any of the securities that remain unsold at the end of the offering.


          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ?Act?) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (f)     The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                    SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on November 27, 2002.

                                                     SKYFRAMES, INC.



                                                      By:  /s/ Jehu Hand
                                                           Jehu Hand
                                                           President

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on November 27, 2002.


By:     /s/ Jehu Hand                  President, Chief Financial Officer and
        Jehu Hand                Director (principal executive, accounting and
                               financial officer)

By:     /s/ Chester L. Noblett, Jr.                           Chairman
        Chester L. Noblett, Jr.